ANNEX C

                    ARTICLES OF INCORPORATION

                                OF

               AMERICAN TELETRONICS HOLDING, INC.

                           ARTICLE ONE

     The name of the Corporation is AMERICAN TELETRONICS HOLDING, INC.

                           ARTICLE TWO

     The period of its duration is perpetual.

                          ARTICLE THREE

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                           ARTICLE FOUR

     The corporation shall have authority to issue two classes of shares, to be designated, respectively, "preferred" and "common." The total number of shares which the corporation is authorized to issue is 150,000,000 shares. The number of preferred shares authorized is 50,000,000 shares and the par value of each such share is $2.50 (two dollars and fifty cents). The number of common shares authorized is 100,000,000 shares, and the par value of each such share is $0.01 (one cent)

     The preferred shares authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, right and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designations thereof, or any of them.

                           ARTICLE FIVE

     The Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase shares of any class. No shareholder of the Corporation shall by reason of his holding shares of any class of stock of the Corporation have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase shares of any class, now or hereafter to be authorized whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder. The Board of Directors, however, may, in its discretion, and at such price as it may fix, grant such rights to shareholders of the Corporation.

                           ARTICLE SIX

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                          ARTICLE SEVEN

     In all elections for directors, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

                          ARTICLE EIGHT

     The Board of Directors shall adopt the initial Bylaws. The power to alter, amend or repeal the Bylaws of the Corporation, or to adopt new Bylaws, is hereby delegated to the Board of Directors, except that such power is subject to ultimate control of the shareholders.

                           ARTICLE NINE

     The post office address of its initial registered office is 15400 Knoll Trail, Ste. 200, Dallas, Texas 75248 and the name of its initial registered agent at such address is Harry K. Myers, Jr.

                           ARTICLE TEN

     The number of directors constituting the initial Board of Directors shall be one (1) and the number and address of those persons to serve as directors until the first annual meeting of shareholders, or until their successors be elected and qualified is:

                       Robert A. Forrester
                      1215 Executive Dr. W.
                            Suite 102
                     Richardson, Texas  75081

                          ARTICLE ELEVEN


          The corporation shall indemnify any and all persons whom it has the power to indemnify under the Texas Business Corporation act against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Law and may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, and to indemnify him against any judgment, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the Texas Business Corporation Act.

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 2.02-1 of the Texas Business Corporation Act, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


          The corporation, to the maximum extent permitted by the Texas Business Corporation Act (or any other applicable law, rule or regulation), shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law. Notwithstanding any subsequent alteration, amendment or repeal of this ARTICLE ELEVEN, the right to indemnification and to advance payments created by this ARTICLE ELEVEN shall apply to (a) any claims made or asserted at any time while this ARTICLE ELEVEN is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this ARTICLE ELEVEN in in effect.

                         ARTICLE TWELVE

     The Articles may be altered, amended or repealed or new Articles may be adopted by the shareholders by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon. The shareholders of this Corporation may (i) adopt a plan of merger or consolidation and/or (ii) authorize a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.

                        ARTICLE THIRTEEN

     Any action required by the Texas Business Corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of shares entitled to vote on the action were present and voted.


                        ARTICLE FOURTEEN

     The name and address of the incorporator, who is more than 18 years of age, is:

                      Robert A. Forrester
                     1215 Executive Dr. W.
                           Suite 102
                    Richardson, Texas  75081


                    /s/ Robert A. Forretser
                          Incorporator


                        COUNTY OF DALLAS

     Before me, a notary public, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 28th day of February, 1996.



(Notarial Seal)                    ______________________________
                                   (Printed or stamped name)
                                   Notary Public, State of Texas
                                   My Commission expires: